UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500,
Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 27, 2022, the Board of Trustees of Whitestone REIT (the “Company”) voted to increase its size from five to six trustees and appointed Amy Shih-Hua Feng, to its Board and to its Audit Committee, effective July 27, 2022, and determined Ms. Feng qualifies as an “independent director” for purposes of the New York Stock Exchange listing standards.

With nearly 25 years of experience in equity research, capital markets, strategic and financial communications, and investor relations, Ms. Feng is an accomplished equity markets expert and communications strategist. She has advised over 1,000 companies on critical strategic decisions and related communications.

Ms. Feng currently serves as the Director of Investor Relations for Shopify, Inc., a multinational provider of essential internet infrastructure for commerce. Prior to her role at Shopify, Feng was a Managing Director at Joele Frank Wilkinson Brimmer Katcher, a top ranked leader in strategic, financial and crisis communications.  During her tenure with the company, Feng advised executives and Boards on a wide range of issues of critical importance to shareholders and other stakeholders. She has also served as an Executive Vice President with Abernathy MacGregor, a Managing Director and Senior Research Analyst with JMP Securities, and an Equity Research Senior Analyst for Lehman Brothers.

Ms. Feng earned a Bachelor of Arts degree with honors in Chemistry from Cornell University, a PhD in Chemistry from the University of California, Berkeley, and an MBA from Northwestern University.  She also has served as a board member for the San Francisco chapter of the National Investor Relations Institute and currently serves as a board member on the Water Council of DigDeep.

There are no arrangements or understandings between Ms. Feng and any other persons pursuant to which Ms. Feng was selected as a director, and there are no transactions in which Ms. Feng has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	August 1, 2022	By: /s/ John S. Hogan
Name: John S. Hogan Title: Chief Financial Officer